    As filed with the Securities and Exchange Commission on December 16, 1997
                                                    Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             --------------------

                          PEAK INTERNATIONAL LIMITED
            (Exact name of registrant as specified in its charter)

           Bermuda                                             N/A
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)


                         Units 3,4,5 and 7, 37th Floor
                               Wharf Cable Tower
                               9 Hoi Shing Road
                                   Tsuen Wan
                                N.T., Hong Kong
                       (Address and telephone number of
                   Registrant's principal executive offices)

                            1997 Share Option Plan
                           (Full titles of the Plan)

                           Peak International, Inc.
                               2111 Kramer Lane
                              Austin, Texas 78758
                                    U.S.A.
                                (512) 339-4684
                    (Name, address, including zip code, and
                   telephone number, including area code, of
                              agent for service)

                                  Copies to:
                           Richard A. Drucker, Esq.
                             Davis Polk & Wardwell
                          The Hong Kong Club Building
                                3A Chater Road
                                   Hong Kong

                             --------------------

=======================================================================================================================
                                                                        Proposed         Proposed
                                                     Amount to           Maximum          Maximum          Amount of
    Title of Each Class of Securities to be             be           Offering Price      Aggregate       Registration
                 Registered                       Registered/(1)/       Per Share      Offering Price        Fee
-----------------------------------------------------------------------------------------------------------------------
 Shares of Common Stock, par value US$0.01
 per Share
-----------------------------------------------------------------------------------------------------------------------
 - To be issued upon exercise of options                  539,446           US$12.00      US$6,473,352       US$1,910
 granted under the 1997 Share Option Plan
-----------------------------------------------------------------------------------------------------------------------
 - To be issued upon exercise of options to be            160,554      US$18.88/(2)/      US$3,031,260       US$  895
 granted under the 1997 Share Option Plan
-----------------------------------------------------------------------------------------------------------------------
 Total                                                    700,000           --            US$9,504,612       US$2,805

=======================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933. The per share price, as provided in Rule 457(c), in respect of options the exercise price of which is not now known, was determined by reference to the average of the high and low sale price for Peak International Limited's shares of Common Stock reported on the Nasdaq Stock Market on December 11, 1997.
================================================================================

                          Peak International Limited
                      REGISTRATION STATEMENT ON FORM S-8


                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Peak International Limited (the "Registrant" or the "Company") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 700,000 shares of the Registrant's Common Stock, par value U.S. $0.01 per share ("Common Stock"), for issuance pursuant to the Company's 1997 Share Option Plan (the "Plan") and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

     Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
              ---------------------------------------

     The following documents filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act"), (Commission 1934 Act File Number O-29332), are incorporated by reference herein:

     (a) The Company's Prospectus dated November 18, 1997 filed with the Commission pursuant to Rule 424(b) of the Securities Act (Reg. No. 333-38991);

     (b) The Company's reports on Form 6-K dated August 12, 1997 and November 26, 1997, respectively; and

     (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

     Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  DESCRIPTION OF SECURITIES

     The description relating to the Registrant's Common Stock set forth under the heading "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A (Commission 1934 Act File Number O-29332), filed with the Commission on June 16, 1997 pursuant to the Exchange Act, is incorporated by reference herein.

     Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

     Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subject to the provisions of the Companies Act 1981 of Bermuda and so far as may be permitted by Bermuda law, the Registrant's Bye-laws provide that every Director, secretary or other officer of the Registrant shall to the fullest extent permitted by law be indemnified and secured harmless out of the assets and profits of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

     The Company has obtained an insurance policy which provides liability coverage, including coverage for liabilities arising under the U.S. federal securities laws, for directors and officers and which contains certain exceptions and exclusions.

     Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

     Item 8.  EXHIBITS

Exhibit No.    Description of Document
*3.1           Memorandum of Association and Bye-Laws of the Registrant
                (Incorporated by reference to Exhibit 3.1 to the Registrant's
                Registration Statement on Form F-1 (File No.333-6652) (the "IPO
                Form F-1"))
*4.1           1997 Share Option Plan (Incorporated by reference to Exhibit 10.8 to the IPO Form F-1)
5.1            Opinion and consent of Conyers Dill & Pearman, Bermuda counsel to the Registrant, as to the legality of the securities being registered
23.1           Consent of BDO Binder
23.2           Consent of Deloitte Touche Tohmatsu
23.3           Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.4           Consent of Richards Butler
24.1           Power of Attorney

-------------------
* Incorporated herein by reference.

     Item 9.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on December 16, 1997.


                                    PEAK INTERNATIONAL LIMITED

                                    By: /s/ JERRY MO
                                       -----------------------------------
                                        Jerry Mo
                                        Principal Financial Officer and
                                         Principal Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed on December 16, 1997 by the following persons in the capacities indicated.



Signatures                              Title
----------                              -----

*
-------------------------------
T.L. Li                            Principal Executive Officer

/s/ JERRY MO
-------------------------------
Jerry Mo                           Principal Financial Officer and Principal Accounting Officer

*
-------------------------------
Richard M. Brook                   Director

*
-------------------------------
Robin Nicholson                    Director

*
-------------------------------
Francis Leung                      Director

*
-------------------------------
Hon Ying Ng                        Director

*
-------------------------------
Kong Chi Wong                      Director

*By:
/s/ JERRY MO
-------------------------------
Name: Jerry Mo
Attorney-in-fact

           SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT



     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Peak International Limited, has signed this registration statement or amendment thereto in Austin, Texas, on December 16, 1997.



                                   PEAK INTERNATIONAL, INC.

                                   By:/s/ RICHARD M. BROOK
                                      --------------------------------
                                      Richard M. Brook
                                      President